Exhibit 10.20

SECURED SUBSIDIARY GUARANTY

This SECURED SUBSIDIARY GUARANTY (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), dated as of June 17, 2013, is made by and between Resonant LLC, a California limited liability company (the “Guarantor”), and Daniel Landry in his capacity as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”). The obligations of Guarantor under this Agreement are secured by a security interest over all of Guarantor’s assets granted to Collateral Agent pursuant to a Security Agreement by and between Guarantor and Collateral Agent dated as of the date hereof (the “Security Agreement”). Capitalized terms used but not defined herein have the meanings given such terms in the Security Agreement.

RECITALS

WHEREAS, Resonant Inc., a Delaware corporation of which Guarantor is a wholly-owned subsidiary (“Parent”), is issuing senior secured promissory notes (the “Notes”) under that certain Securities Purchase Agreement dated as of the date hereof (as such agreement may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules and exhibits thereto, collectively, the “Securities Purchase Agreement”) by and among Parent and the purchasers of such Notes (such purchasers, the “Secured Parties”);

WHEREAS, the Secured Parties have made it a condition to their purchase of the Notes that Guarantor guaranty the obligations of Parent under the Notes as provided herein;

WHEREAS, Parent intends to use a portion of the proceeds from the sale of the Notes for the benefit of Guarantor, and Guarantor is therefore willing to provide such guaranty;

WHEREAS, the Secured Parties have appointed and authorized the Collateral Agent to execute this Agreement on their behalf and to hold the rights granted hereunder.

NOW, THEREFORE, in consideration of the premises hereof and in order to induce the Secured Parties to purchase the Notes, the Guarantor hereby agrees as follows:

Article I
AGREEMENT TO GUARANTEE OBLIGATIONS

Section 1.01     Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)          the due and prompt payment by the Parent of:

(i)           the principal of and premium, if any, and interest at the rate specified in the Notes (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) on the Notes (including Post-Petition Interest), when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise, and

(ii)          all other monetary obligations of the Parent to the Secured Parties under the Notes, when and as due, including fees, costs, expenses (including, without limitation, fees and expenses of counsel incurred by the Secured Parties in enforcing any rights under this Agreement or the Notes), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(b)          the due and prompt performance of all covenants, agreements, obligations and liabilities of the Parent under or in respect of the Notes; and

(c)          the due and prompt payment and performance of all covenants, agreements, obligations and liabilities of the Guarantor under or in respect of this Agreement and the Notes,

all such obligations in subsections (a) through (c), whether now or hereafter existing, being referred to collectively as the “Obligations.” The Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by Parent to the Secured Parties under or in respect of the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Parent.

Section 1.02     Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any debtor relief law to the extent applicable to this Agreement and the Obligations of the Guarantor hereunder.

Section 1.03     Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by the creditor or any other Person upon the insolvency, bankruptcy or reorganization of the Parent or any other guarantor or otherwise.

Article II
GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 2.01     Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Obligations will be paid in accordance with the terms of the Note, regardless of any law, regulation or order of any governmental authority now or hereafter in effect. The Obligations of the Guarantor hereunder are independent of the Obligations of the Parent under the Notes. A separate action may be brought against the Guarantor to enforce this Agreement, whether or not any action is brought against the Parent or any guarantor or whether or not the Parent or any other guarantor is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)          any illegality or lack of validity or enforceability of any Obligation or the Note;

(b)          any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any rescission, waiver, amendment or other modification of the Note;

(c)          any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

(d)          any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations;

(e)          any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(f)           any change, restructuring or termination of the corporate structure, ownership or existence of the Guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent or its assets or any resulting release or discharge of any Obligation;

(g)          any failure of the Secured Parties or Collateral Agent to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent now or hereafter known to the Secured Parties or Collateral Agent; the Guarantor waiving any duty of the Secured Parties or Collateral Agent to disclose such information;

(h)          the failure of the Secured Parties or the Collateral Agent to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Notes or otherwise;

(i)           any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Parent against the Secured Parties or Collateral Agent; or

(j)           any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Notes or any existence of or reliance on any representation by the Secured Parties or Collateral Agent that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor or any other guarantor or surety.

Section 2.02     Waivers and Acknowledgements.

(a)          The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b)          The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Secured Parties or Collateral Agent protect, secure, perfect or insure any Lien or any property subject thereto.

(c)          The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

Section 2.03     Agreement to Pay; Subrogation, Subordination. Without limiting any other right that the Secured Parties or Collateral Agent have at law or in equity against the Guarantor, if the Parent fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Collateral Agent in cash. Upon payment by the Guarantor of any sums to the Collateral Agent as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Parent or any other guarantor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations.

Article III
MISCELLANEOUS

Section 3.01     Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Collateral Agent.

Section 3.02     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, if delivered personally; (b) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (d) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

(i)           If to Guarantor:

Resonant LLC

460 Ward Drive, Suite D

Santa Barbara CA 93111

Facsimile: NONE

E-mail: tlingren@resonantwireless.com

Attention: Chief Executive Officer

With copies (for informational purposes only) to:

460 Ward Drive, Suite D

Santa Barbara, CA 93111

Fax Number None

E-mail: dchristopher@resonantwireless.com

Attention: General Counsel; and

GTC Law Group CA LLP & Affiliates

Attention: Adam M. Klotz

Fax Number: (310) 496-1251

E-mail: aklotz@gtclawgroup.com

(ii)          If to Collateral Agent to:

Daniel Landry

c/o MDB Capital

401 Wilshire Boulevard, Suite 1020

Santa Monica, CA 90401

Facsimile: (310) 526-5020

with a copy (for informational purposes only) to:

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue, 40th Floor

New York, New York 10022

Facsimile:  (212) 754-0330

E-mail: ahudders@golenbock.com

cvandemark@golenbock.com

Attention:          Andrew D. Hudders, Esq.

Carl Van Demark, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (d) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (c) above.

Section 3.03     Continuing Guaranty; Assignment of the Note. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement (the “Termination Date”), (b) be binding on the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Collateral Agent and its successors and assigns. Neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Collateral Agent (and each of its assignees) shall be free to assign this Agreement to any successor collateral agent appointed by the Secured Parties.

Section 3.04     Counterparts; Electronic Execution; Integration. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. This Agreement, the Notes and the Securities Purchase Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

Section 3.05     Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a New York contract.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Secured Subsidiary Guaranty to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor:
Resonant LLC

By:	/s/ Terry Lingren
Name: Terry Lingren
Title: Chief Executive Officer

AGREED TO AND ACCEPTED:

/s/ Daniel Landry
Daniel Landry, as Collateral Agent